Amendment to an Agreement made as of the 14th day of September, 2012

AMONG:

The Shareholders of 2588111 Manitoba Ltd., all of 2147 Portage Avenue, Winnipeg, Manitoba, R3J OL4 (the "Optionors")

AND

Clifton Star Resources Inc. having its registered office at 217-1040 Avenue Belvedere, City of Quebec, Quebec, G1 S 3G3 (the "Optionee")

AND

2588111 Manitoba Ltd. ("2588111") and 173714 Canada Inc. ("173714") having both their registered offices at 2147 Portage Avenue, Winnipeg, Manitoba, R3J OL4

WHEREAS the Parties hereto entered into an Agreement dated November 30th, 2009 (hereinafter referred to as the "Original Agreement") which enabled the Optionee to acquire options to purchase all of the issued and outstanding shares in 2588111, and which Original Agreement is attached as Schedule A.

AND WHEREAS the Optionee has purchased 10% of the shares in the capital stock of 2588111 under the terms of the Original Agreement, and 10% of the shares in the capital stock of 2699681 Canada Ltd., and Beattie Gold Mines Ltd. under the terms of Related Agreements (hereinafter referred to as the "Related Agreements") that the Optionee had signed with the shareholders of 2699681 Canada Ltd. and Beattie Gold Mines Ltd. to acquire options to purchase the shares in those companies.

AND WHEREAS the Related Agreements are incorporated in the Original Agreement.

AND WHEREAS concurrently with this Amendment, the Related Agreements are being amended and these Amendments (hereinafter referred to as the "Amendments to the Related Agreements") are attached as Schedule B.

AND WHEREAS the Optionee is unable to re-option the purchase of the remaining 90% of the shares (hereinafter referred to as the "Remaining Shares") under the terms of the Original Agreement for a non-refundable payment of Eight Million Eight Hundred Thousand ($8,800.000) Dollars on or before December 1, 2012, but wishes to renegotiate the option to buy the shares from the Optionors.

AND in consideration of $1.00 paid by each party to this Agreement to the other, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants and agreements contained herein, the parties hereto agree to re-option the purchase of the shares under the same terms and conditions as the Original Agreement subject to the following changes:

1.  OPTION AND EXERCISE

1.01 Provided that the Optionee is not in default of any of its obligations under the Original Agreement and this Amendment or under the Related Agreements and their Amendments, then the Optionee shall have the option to purchase the Remaining Shares from the Optionors on or before December 1, 2012 in consideration of a payment of Twenty Million Eight Hundred Thousand ($20,800,000) Dollars and the issue of One Hundred Thousand (100,000) Shares in Clifton Star Resources Inc. to the Optionors at which time the Remaining Shares shall be transferred and delivered by the Optionors to the Optionee (the "Closing") free and clear of all encumbrances.

1.02 Provided that the Optionee chooses not to exercise its option under paragraph 1.01, and the Optionee is not in default of any of its obligations under the Original Agreement and this Amendment or under the Related Agreements and their Amendments, the Optionee may elect to re-option on or before December 1, 2012 the purchase of the Remaining Shares in consideration of a non-refundable payment of Eight Hundred Thousand ($800,000) Dollars and the issue of One Hundred Thousand (100,000) Shares in Clifton Star Resources Inc. to the Optionors. This new option may be exercised to purchase the Remaining Shares on or before December 1, 2014 in consideration of a payment of Twenty Million ($20,000,000) Dollars to the Optionors at which time the Remaining Shares shall be transferred and delivered by the Optionors to the Optionee (the "Closing") free and clear of all encumbrances.

1.03 Provided that the Optionee has paid the consideration for the re-option in paragraph 1.02, but chooses not to exercise its option under paragraph 1.02, and the Optionee is not in default of any of its obligations under the Original Agreement and this Amendment or under the Related Agreements and their Amendments, the Optionee may elect to re-option on or before December 1, 2014 the purchase of the Remaining Shares in consideration of a non-refundable payment of Four Million ($4,000,000) Dollars to the Optionors. This new option may be exercised to purchase the Remaining Shares on or before December 1, 2015 in consideration of a payment of Sixteen Million and Twenty-Five Thousand ($16,025,000) Dollars to the Optionors at which time the Remaining Shares shall be transferred and delivered by the Optionors to the Optionee (the "Closing") free and clear of all encumbrances.

1.04 Provided that the Optionee has paid the consideration for the re-options in paragraphs 1.02 and 1.03, but chooses not to exercise its options under those paragraphs, and the Optionee is not in default of any of its obligations under the Original Agreement and this Amendment or under the Related Agreements and their Amendments, the Optionee may elect to re-option on or before December 1, 2015 the purchase of the Remaining Shares in consideration of a non-refundable payment of Four Million ($4,000,000) Dollars to the Optionors. This new option may be exercised to purchase the Remaining Shares on or before December 1, 2016 in consideration of a payment of Twelve Million and Fifty Thousand ($12,050,000) Dollars to the Optionors at which time the Remaining Shares shall be transferred and delivered by the Optionors to the Optionee (the "Closing") free and clear of all encumbrances.

1.05 Provided that the Optionee has paid the consideration for the re-options in paragraphs 1.02, 1.03, and 1.04, but chooses not to exercise its options under those paragraphs, and the Optionee is not in default of any of its obligations under the Original Agreement and this Amendment or under the Related Agreements and their Amendments, the Optionee may elect to re-option on or before December 1, 2016 the purchase of the Remaining Shares in consideration of a non-refundable payment of Six Million ($6,000,000) Dollars to the Optionors. This new option may be exercised to purchase the Remaining Shares on or before December 1, 2017 in consideration of a payment of Six Million Seventy-Five Thousand ($6,075,000) Dollars to the Optionors at which time the Remaining Shares shall be transferred and delivered by the Optionors to the Optionee (the "Closing") free and clear of all encumbrances.

2. TERMINATION

The first time that the Optionee fails to make any of the payments to renew an option described in paragraphs 1.01, 1.02, 1.03, 1.04, or 1.05, or paragraph 5 or, in the event that paragraph 4 hereof takes effect, in paragraphs 4(i), (ii), and (iii), the Original Agreement and this Amendment shall automatically terminate without any further action by the Optionors. In the event that the Optionee is in breach of any of its obligations under the Original Agreement or this Amendment, in its sole discretion, the Optionors shall have 90 days from the date that the Optionors become aware of a breach of any of the obligations in which to terminate the Original Agreement and this Amendment by giving written advice to the Optionee of its decision to so terminate the Original Agreement and this Amendment. In the event of said termination, the Optionee shall comply with all of its other obligations described in the Original Agreement and subject to the shares already transferred to it, shall have no further interest in the Shares or the Property. In applying the terms of this paragraph, a reference to Optionee shall be taken to include a Newco as defined in paragraph 4 hereof in the event that a merger occurs and paragraph 4 takes effect.

3.

OSISKO PAYMENT

Should the Optionee obtain funding from Osisko Gold Mines Inc. (hereinafter referred to as "Osisko") under the terms of an agreement that was signed between them in 2009, the Optionee shall pay the Optionor 20% of the funds that have been received by the Optionee from Osisko. The money shall be paid to the Optionors within 10 days of its receipt by the Optionees from Osisko, and shall be a non-refundable deposit to be applied toward either the cost of the next re-option payment or to the purchase cost of the Remaining Shares whichever occurs first. The Optionee shall not otherwise have any right to a return of the deposit nor any credit for the deposit.

4.

CHANGE OF CONTROL / MERGER OF THE OPTIONEE

In the event that there is (1) an acquisition of control of the Optionee (meaning the acquisition of the ownership of greater than 50% of the issued and outstanding shares of the Optionee having voting rights) by any individual, corporation, or other entity, or by any group of individuals, corporations and/ or other entities whose members are not at arm's length within the meaning of that term in the Income Tax Act (Canada) or (2) a merger of any kind between the Optionee and one or more other corporations, thereafter paragraphs 1.02, 1.03, 1.04, and 1.05 shall cease to apply, and thereafter the following terms shall apply and be binding upon the Optionee or the newly merged corporation ("Newco"), as the case may be, and upon the Optionors:

(i). If the change of control or the merger occurs prior to December 1, 2014, and provided that the Optionee has paid the consideration for the re-option in paragraph 1.02, but has not yet exercised its option under paragraph 1.02, and the Optionee is not in default of any of their obligations under the Original Agreement and this Amendment or under the Related Agreements and their Amendments, in that case:

a.)

The Optionors shall be entitled to keep all consideration that has previously been paid to them including the consideration for the re-option under paragraph 1.02, and

b.)

The Optionee or Newco as the case may be, may elect to re-option the purchase of the Remaining Shares in consideration of a non-refundable payment to the Optionors of Eight Million ($8,000,000) Dollars which payment shall be payable within 30 days of the date of the change of control or the date of the closing of the merger as the case may be. This new option may be exercised to purchase the Remaining Shares on or before December 1, 2015 in consideration of a payment of Twelve Million Twenty-Five Thousand ($12,025,000) Dollars to the Optionors at which time the Remaining Shares shall be transferred and delivered by the Optionors to either the Optionee or Newco free and clear of all encumbrances.

/

(ii).If the change of control or the merger occurs after November 30, 2014 and prior to December 1, 2015, and provided that the Optionee has paid the consideration for the re-option in paragraphs 1.02 and 1.03, but has not yet exercised its options under those paragraphs, and the Optionee is not in default of any of their obligations under the Original Agreement and this Amendment or under the Related Agreements and their Amendments, in that case:

a.)  The Optionors shall be entitled to keep all consideration that has previously been paid to them including the consideration for the re-options under paragraphs 1.02 and 1.03, and

b.)  The Optionee or Newco as the case may be, may elect to re-option the purchase of the Remaining Shares in consideration of a non-refundable payment to the Optionors of Ten Million ($10,000,000) Dollars which payment shall be payable within 30 days of the date of the change of control or the date of the closing of the merger as the case may be, or on December 1, 2015 whichever date comes earlier. This new option may be exercised to purchase the Remaining Shares on or before December 1, 2015 in consideration of a payment of Six Million Fifty Thousand ($6,050,000) Dollars to the Optionors at which time the Remaining Shares shall be transferred and delivered by the Optionors to either the Optionee or Newco free and clear of all encumbrances.

(iii). If the change of control or the merger occurs after November 30, 2015 provided that the Optionee has paid the consideration for the re-option in paragraphs 1.02, 1.03 and 1.04, but has not yet exercised its options under those paragraphs, and the Optionee is not in default of any of their obligations under the Original Agreement and this Amendment or under the Related Agreements and their Amendments, in that case:

a.)  The Optionors shall be entitled to keep all consideration that has previously been paid to them including the consideration for the re-options under paragraphs 1.02, 1.03, and 1.04, and

b.)  The Optionee or Newco as the case may be, may elect to purchase the Remaining Shares in consideration of the payment of Twelve Million Seventy-Five Thousand ($12,075,000) Dollars to the Optionors which payment shall be payable within 30 days of the date of the change in control or the merger as the case may be, at which time the Remaining Shares shall be transferred and delivered by the Optionors to the Optionee or Newco free and clear of all encumbrances.

In the event of either an acquisition of control or a merger as outlined in this paragraph, the Optionee or Newco, as the case may be, shall not be entitled to rely on the Force Majeure as outlined herein below.

5.

FORCE MAJEURE

Subsequent to January 1, 2013, if there is a delay in obtaining a permit of a material nature that delays the ability of the Optionee to develop the Property and the mine, and provided that the Optionee has acted in good faith and has diligently pursued the permitting process, the Optionee may invoke Force Majeure by delivering written notice to the Optionors c/o Rhonda Smerchanski at 2147 Portage Avenue, Winnipeg, Manitoba R3J OL4, and the option renewal obligations under this Amendment will be suspended until such delay is over. Once the delay is over and the Force Majeure is no longer in effect, the option renewal dates shall revert to those outlined under paragraph 1. All payments required to renew each successive option that were suspended during the period of Force Majeure (even if the time for exercising any such option expired during the period of Force Majeure without the Optionee having had the opportunity to exercise it) shall immediately become due and payable within 10 days of the end of the Force Majeure event. In order to keep the option valid, cumulative events of Force Majeure shall not amount to more that 18 months during the option period.

6.

ARBITRATION FOR FORCE MAJEURE

Should the Optionors be of the opinion that there is not a valid reason for Force Majeure or that the Force Majeure is being abused by the Optionee under the terms of paragraph 5, both parties agree to submit to arbitration under the terms of the Arbitration Act of Manitoba, and three arbitrators shall be appointed. In any event, only the question of the validity of the Force Majeure is to be decided by Arbitration. Should this question go to Arbitration, the Optionors shall give written notice to the Optionee of its intention to proceed to arbitration together with the name of its nominee to the arbitration board. The Optionee shall then have five (5) working days to notify the Optionors of its appointee to the arbitration board. The two appointed board members shall then have five (5) working days in which to agree upon and appoint a third member to the arbitration board, which member shall be the president of the board. Failing agreement by the two appointees on a third appointee, the appointment shall be made by the Court of Queen's Bench of Manitoba. The decision of the arbitration shall be final and binding on the parties hereto, and each party shall bear the cost of the arbitrator that it has appointed and half the cost of the expenses of the third appointed arbitrator.

7.

ASSIGNMENT

Neither the Original Agreement nor this Amendment is assignable by the Optionee without the prior written consent of the Optionors. There shall be no joint ventures or similar arrangements made by the Optionee with regard to these Agreements or to the Property without the prior written consent of the Optionors which consent shall not be unreasonably withheld.

8.

TIME IS OF THE ESSENCE

Time is of the essence in all aspects and provisions of the Original Agreement and this Amendment.

9.  GOVERNING LAW

This Amendment shall be governed by the Laws of the Province of Manitoba

IN WITNESS WHEREOF this Amendment to an Agreement has been executed by the parties hereto as of the day and year first above written.

Witness

Per: ______________________

Clifton Star Resources Inc.

Per: ______________________

2588111 Manitoba Ltd.

Per: ______________________

173714 Canada Inc.

Schedule A to an Amendment to an Agreement made as of the 14th day of September, 2012 amoag the Shareholders of. 258811.11. Manitoba. Ltd, Clifton Star Resources Inc., 25888 Manitoba. Ltd., and 173714 Canada Inc.

OPTION AGREEMENT

This Option Agreement made as of November 30, 2009 (the "Effective Date") among The Shareholders of 2588111 Manitoba Ltd. identified in Schedule "A" attached hereto, all of 2147 Portage Avenue, Winnipeg, Manitoba R3J OL4 and and Clifton Star Resources Inc., having its registered office at 470 Granville Street #836 Vancouver, British Columbia V6C 1V5 (the "Optionee"), and 2588111 Manitoba Ltd. ("2588111") and 173714 Canada Ind. (“173714"), both having their registered offices at 2147 Portage Avenue, Winnipeg, Manitoba R3J OL4, is evidence that:

(a)

the Optionee is a reporting issuer whose common shares are listed on the TSX Venture Exchange, and is concurrently with this Agreement purchasing options to purchase the shares in 2699681 Canada Ltd. and Beattie Gold Mines Ltd. (the "Related Agreements") which agreements are attached hereto and marked as Schedule "B";

(b)

the Optionors are the legal and beneficial owners of all of the issued and outstanding shares in the capital stock of 2588111;

(c)

2588111 is the legal and beneficial owner of all the issued and outstanding shares in the capital stock of 173714;

(d)

173714 is the legal and beneficial owner of a 100% undivided interest in the following:

* Donchester Mining Concession #384 in Quebec (including mineral rights and part of the surface rights), Hunter Mining Concession #442 in Quebec (including mineral and surface rights), and two claims situated east of the Donchester Mining Concession, known as the Dumico Claims (Claim Numbers C003231 and C003232);

(e)

2588111 is the legal and beneficial owner of 100% undivided interest in ten claims in Manitoba, known as the Eagle claims;

(f)

all of the property owned collectively by 2588111 and 173714 (the "Property") is specifically outlined in Schedule "C" and attached hereto;

(g)

the Optionee wishes to acquire options to purchase all of the issued and outstanding shares of 2588111.

And in consideration of $1.00 paid by each party to this Agreement to the other, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants and agreements herein contained, the parties hereto have agreed and do hereby agree as follows:

1.

DEFINITIONS

1.01 In this Agreement and the Schedules to this Agreement:

"Calculation Price" means in respect of Minerals credited to the account of the Optionee, the Spot Price on the Business Day that the Optionee's account is credited with such Minerals or with the Canadian dollar cash equivalent monetary value thereof.

"Minerals" means all marketable naturally occurring metallic and non-metallic minerals or mineral bearing material in whatever form or state, including, without limitation any precious metal, any base metal, natural gas, petroleum, coal, diamonds, salt and rock, sand, gravel or aggregate, that is mined, extracted, removed, produced or otherwise recovered from the Property (other than any rock, sand, gravel or aggregate used in connection with the conduct of operations by the Optionee), whether in the form of ore, dore, concentrates, refined metals or any other beneficiated or derivative products thereof and including any such minerals or mineral bearing materials or products derived from any processing or reprocessing of any tailings, waste rock or other waste products originally derived from the Property.

"Net Smelter Returns" means the actual gross proceeds received by or payable to the Optionee from the sale or other disposition of Minerals or, in the event that the account of the Optionee at a Processor is credited with Minerals processed by the Processor, the gross value of Minerals so credited to the Optionee calculated on the basis of the aggregate quantity of such Minerals so credited during the relevant time period multiplied by the Calculation Price, less the following expenses:

(a)

all taxes based directly on or assessed against the value or quantity of Minerals produced from the Property, including the following:

(i)

direct sales tax;

(ii)

use taxes;

(iii)

gross receipts taxes; severance taxes; and crown royalties;

but excluding any and all taxes based upon the net or gross income of the Optionee or other operator of the Property, the value of the Property or the privilege of doing business and other taxes assessed on a similar basis; and

(b)

all transportation costs, including related insurance costs, for transportation of Minerals from the Property to a Processor or to the point of sale, and all direct charges and/or costs charged by any smelter, refiner, mint and/or other Processor of the Minerals, including penalties, if any (provided such charges, costs, and/or penalties have not been previously deducted by the Processor). Provided that if the smelting, refining, minting and/or further processing is carried out at facilities owned or controlled, in whole or in part, by the Optionee, then the charges and costs for such smelting, refining, minting, and/or further processing of such Minerals shall be the lesser of (a) the charges and costs the Optionee would have incurred if such smelting, refining, minting, and/or further processing was carried out at facilities that are not owned or controlled by the Optionee and that are offering comparable services for comparable products; and (b) the actual charges and costs incurred by the Optionee with respect to such smelting, refining, minting, and/or further processing.

"Prime" means at any particular time, the reference rate of interest, expressed as a rate per annum, that the Bank of Montreal establishes as its prime rate of interest in order to determine interest rates that it will charge for demand loans in Canadian dollars to its most credit worthy customers in Canada.

"Processor" means collectively any third-party mill, smelter, refinery, or other processor of the Minerals which processes any Minerals to the final product stage before sale or other disposition by or for the account of the Optionee.

"Refined Metal" means gold, silver, lead, copper, zinc, platinum group or other marketable metals produced from Minerals and refined to standards meeting or exceeding commercial standards for the sale of such refined metals.

"Spot Price" on any given date means (1) in the case of Minerals that are gold, the price of gold in U.S. dollars on the London Bullion Market, Afternoon Fix on such date; (ii) in the case of Minerals that are silver, the price of silver in U.S. dollars determined using the Handy & Harmon quoted price of silver on such day as reported in the Wall Street Journal and (iii) in the case of all other Minerals, the price per unit in U.S. dollars for the relevant Minerals as quoted on the London Metal Exchange If for any reason the London Bullion Market, the Wall Street Journal, or the London Metal Exchange are no longer in operation, the "Spot Price" of such Minerals shall be determined by reference to the price of such Minerals on another commercial exchange mutually acceptable to the parties to this Agreement. The exchange rate used to convert a "Spot Price" for Minerals from U.S. dollars to any other currency on a particular date shall be determined on the basis of the Bank of Canada noon exchange rate for U.S dollars on such day.

2.

OPTION AND EXERCISE

2.01 The Optionors hereby grant to the Optionee options to acquire 100% of the issued and outstanding shares in the capital stock of 2588111 (the "Option") in consideration of payment of One ($1.00) Dollar.

2.02 In the event that 10% of the shares have been paid for and transferred under the terms of each of the Related Agreements, the Optionee shall have an option to purchase 10% of the issued and outstanding shares in the capital stock of 2588111 on or before June 1, 2010 in consideration of a payment of Three Million Four Hundred Thousand ($3,400,000) Dollars to the Optionors. Upon receipt of this payment, the said shares shall be transferred and delivered by the Optionors to the Optionee free and clear of all encumbrances subject to the provision that the transfer of those shares by the Optionee would not be allowed but would be restricted until such time as all but not less than all of the remaining 90% of the issued and outstanding shares in the capital stock of 2588111 (the "Remaining Shares") are purchased under the terms of this Agreement. In the event that the Remaining Shares are not purchased by the Optionee under the terms of this Agreement, the Optionor has the right to require the Optionee to sell its 10% of the shares in 2588111 at the same time and under the same terms and conditions as the Optionor may arrange for the sale of its Remaining Shares to an arm's length bona fide purchaser at some time in the future.

2.03 In the event that:

(a)

all of the shares have been paid for and transferred under the terms of the Related Agreements,

(b)

the Optionee shall have purchased the Shares described in paragraph 2.02, and

(c)

the Optionee is not in default of any of its obligations hereunder or under the Related Agreements,

then the Optionee shall have the additional option to purchase the Remaining Shares from the Optionors on or before December 1, 2012 in consideration of a payment of Twenty Million Eight Hundred Thousand ($20,800,000) Dollars to the Optionors at which time the Shares shall be transferred and delivered by the Optionors to the Optionee (the "Closing") free and clear of all encumbrances.

2.04 In the event that:

(a)

90% of the shares shall have been re-optioned under the terms of the Related Agreements,

(b)

the Optionee shall have purchased the Shares described in paragraph 2.02,

(c)

the Optionee chooses not to exercise its option under paragraph 2.03, and

(d)

the Optionee is not in default of any of its obligations hereunder or under the Related Agreements,

the Optionee may elect to re-option on or before December 1, 2012 to purchase the Remaining Shares in consideration of a non-refundable payment of Eight Million Eight Hundred Thousand ($8,800,000) Dollars to the Optionors. In the event that all of the shares have been paid for and transferred under the terms of the Related Agreements, this new option may be exercised to purchase the Remaining Shares on or before December 1, 2017 in consideration of a payment of Twelve Million ($12,000,000) Dollars to the Optionors at which time the Remaining Shares shall be transferred and delivered by the Optionors to the Optionee (The "Closing") free and clear of all encumbrances.

2.05  The Optionee may, at its sole discretion, accelerate any payments described in paragraphs 2.02, 2.03, and 2.04.

2.06 In the event that the Optionee fails to make any of the payments to exercise the options described in paragraph 2.02, 2.03, or 2.04, this Agreement shall automatically terminate without further action by the Optionors. In the event that the Optionee is in breach of any of its obligations hereunder, in its sole discretion, the Optionors shall have 90 days from the date that the Optionors become aware of a breach of any of the obligations hereunder, in which to terminate the Agreement by giving written advice to the Optionee of its decision to so terminate the Agreement. In the event of said termination, the Optionee shall comply with all of its other obligations described in paragraph 3, and subject to paragraph 2.02 shall have no further interest in the Shares or the Property.

2.07 In the event of the bankruptcy, dissolution, receivership, or wind up of the Optionee, this Agreement shall automatically terminate without further action by the Optionor, and subject to paragraph 2.02, the Optionee shall have no further interest in the Shares or the Property.

2.08 In the event that control of the Optionee is acquired by a person or group of persons within the meaning of Section 111(4) of the Income Tax Act of Canada, prior to the expiry of all options hereunder, the Optionors shall have the right to put their shares which have not yet been acquired by the Optionee to the Optionee and require the Optionee to buy said shares. Such put shall be exercised by notice in writing to the Optionee. The price of the shares would be as follows:

(a)

Twenty Four Million Two Hundred Thousand ($24,200,000) Dollars prior to June 1, 2010.

(b)

Twenty Million Eight Hundred Thousand ($20,800,000) Dollars after June 1, 2010 but prior to December 1, 2012.

(c)

Twelve Million ($12,000,000) Dollars after December 1, 2012 but prior to December 1, 2017.

Said price shall be paid to the Optionors within 90 days of the notice of the put being given to the Optionee.

2.09 In the event that the cumulative value of Mineral production (based on the Spot Price as at the day the Minerals are sold) from the Property and the Property as outlined in the Related Agreements reaches Seven Hundred and Fifty Million ($750,000,000) Dollars prior to December 1, 2017, the Optionor shall have the right to put their shares which have not yet been acquired by the Optionee to the Optionee and require the Optionee to buy said shares at the same price as outlined in paragraph 2.08. Such put shall be exercised by notice in writing to the Optionee. Said price shall be paid to the Optionors within 90 days of the notice of the put being given to the Optionee.

2.10 Any one of the Optionors may elect to receive shares in the Optionee for any portion of payments for either the grant of the options or the sale of shares in 2588111 at a price per Optionee common share equal to the 10 day volume weighted average closing price of the common shares of the Optionee as reported on the TSVX or such other exchange on which such common shares trade, for the period ending on the date of the payment.

3.

RIGHTS AND OBLIGATIONS OF THE OPTIONEE UP TO THE CLOSING

3.01 Prior to Closing, the Optionee shall have the right to perform exploration and development work, mine and process ore from the Property, and retain proceeds from the sale of Minerals found in or on the Property in return for 2% of the Net Smelter Return payable to 173714 in accordance with the terms outlined in Schedule "D". The Optionee shall not be required to mine Minerals, but shall process any Minerals that it mines from the Property as reasonably expeditiously as possible. The Optionee shall not be responsible for payments on account of Mineral values lost in any mining or processing of the Minerals when conducted in accordance with accepted mining procedures. These payments once received by 173714 shall be available to be paid to the Optionors as dividends (net of taxes and associated expenses and at management discretion) prior to Closing. To the extent that these payments may be subject to GST, the Optionee agrees that it shall be responsible for paying the GST. In the event that the Optionee is in default of any of its obligations hereunder, the right to explore, develop, mine, process ore, and retain proceeds from the sale of Minerals shall automatically terminate.

3.02 To the extent that the Optionee takes a bulk sample from the Property in accordance with allowable limits imposed by the appropriate governments, that bulk sample will not be subject to the payments as outlined in paragraph 3.01.

3.03 From the Effective Date up to the Closing, the Optionee shall be responsible for all costs pertaining to the use of the Property and to maintain the Property in good standing, including but not limited to:

(a)

all Property maintenance expenses including but not limited to Property taxes, assessment work commitments, legal, environmental studies, insurance, bonds and closure plans and permitting; and delivery to the Optionor on request of copies of documentation verifying same;

(b)

any expenses associated with re-opening underground workings or development of other mineralized zones on the Property which work shall be done in compliance with all relevant laws and regulations;

(c)

obtaining and/or maintaining in good standing all permits and licences and other approvals, from all governmental authorities having jurisdiction as are necessary in order to conduct work on the Property.

3.04 The Optionee shall have the right at all times up to Closing to enter in and upon the Property and subject to paragraph 3.01, to explore, examine, prospect, investigate, map, survey, diamond drill, and mine the Property by methods as recommended by its engineers, geologists, and consultants, all in accordance with commercial reasonableness and with all the laws and regulations applicable in the Province of Quebec and Manitoba and subject to this Agreement. The Optionee shall have custody, possession and control of all drill cores during the term of this Agreement and in the event of the termination of this Agreement shall deliver up to 2588111 all such drill cores, together with all assays, all electronic data in an accessible format, diamond drill records, geological information, models, maps and reports made, prepared, or taken in connection with the work conducted, or to be conducted, on the Property pursuant to the terms of this Agreement. The Optionee shall have the right to bring upon and erect upon the Property building and equipment as the Optionee may deem advisable, and subject to paragraph 3.01; to remove and dispose of ores and minerals there from for the purposes of obtaining assays, making tests, and processing the ore to recover Minerals. “High Grading” of the property will not be allowed.

3.05  The Optionee hereby covenants and agrees with the optionors, 2588111, and 1 73714 as follows:

(a)

that it will carry out its operations on the Property in a careful, environmentally conscious, and professional manner as per ministry and industry standards and in accordance with all the laws and regulations applicable in the Provinces of Quebec and Manitoba and Canada;

(b)

that it shall deliver to 2588111 and 173714 not less than 60 days prior to January 1 in each calendar year prior to Closing and while this Agreement is in full force and effect, a written program/timetable and budget summarizing in reasonable detail an outline of any and all research, prospecting, exploration and development proposed during the next scheduled period and estimated expenditures;

(c)

that it will properly pay all accounts of every nature and kind for wages, supplies, Workers' Compensation Assessments, income tax deductions and all other accounts and indebtedness incurred by it so that no claim or lien may arise against the Property or the ores or minerals contained therein, and it will indemnify the Optionors, 2588111, and 173714 and save them harmless from any and all loss, costs, actions, suits, damages or claims which may be made against the Optionors, 2588111, or 173714 in respect of the Optionee's operations on the Property;

(d)

upon the termination of this Agreement for any reasons that it will perform all rehabilitation, reclamation or pollution control on the Property which is required as a result of its activities on the Property to the standard as required in accordance with all applicable laws as approved by the appropriate Governmental Authorities having jurisdiction, and it will leave the Property in a condition that would not be detrimental or limiting in any way to future operations on the Property;

(e)

that it will at all times maintain and keep true and correct records of all production and disposition thereof and of all costs and expenditures incurred as well as all other data necessary or proper for the settlement of accounts between the parties hereto in connection with their rights and obligations under this Agreement. Such records shall be open at all reasonable times upon reasonable notice for inspection by the Optionors, 2588111, 173714, or their duly authorized representative;

(f)

that it shall, at its sole cost and expense, obtain and continuously maintain until Closing, insurance coverage, placed with a reputable insurer, and in a format that is acceptable to the Optionors. The Optionors, 2588111, and 173714 shall be added as additional insureds on these insurance policies and copies of same shall be delivered to the Optionors prior to the Optionee commencing any work upon the Property. Each insurance policy shall state that it cannot be cancelled, allowed to lapse or to be materially altered without at least thirty (30) days prior written notice to the Optionors. Each such insurance policy shall contain a waiver of all rights of subrogation by the underwriters and insurers as against the Optionors, 2588111, and 173714, and their directors, officers, employees, agents, contractors, and/or subcontractors. Such insurance to include:

(i)

Workers' Compensation covering all employees working on the Property in accordance with the statutory requirements of the Province of Quebec.

(ii)

Employer's Liability Insurance covering each employee working on the Property with limits of not less than One Million ($1,000,000.00) dollars per employee, per occurrence.

(iii)

Commercial General Liability Insurance, including:

•

A combined single limit of Five Million ($5,000,000) Dollars for each occurrence or accident

•

Coverage for bodily injury (up to and including death) and for injury to or destruction of property (including loss of use or occupancy) arising out of any operations on the Property

•

Coverage for contractual liability, environmental liability, tortious liability, personal injury, contractor's protective liability, completed operations liability, and occurrence basis property damage.

(iv)

Automobile Liability Insurance covering all motor vehicles, owned or non-owned, operated, used and/or hired with an inclusive bodily injury, death, and property damage limit per occurrence of not less than Two Million ($2,000,000) dollars.

(g)

that it will allow the Optionors or any duly authorized agent or representative of the Optionors, 2588111, or 173714 to inspect the Property upon giving the Optionee 48 hours written notice; provided however, that it is agreed and understood that the Optionors or any such agent or representative shall not interfere with the Optionee's activities on the Property and shall be at his/her own risk and that the Optionee shall not be liable for any loss, damage or injury incurred by the Optionors or his/her agent or representative arising from its inspection of the Property, however caused;

(h)

that it will be responsible for any assessments, penalties, fines, and compliance with orders made by government bodies as a result of operations on the Property including but not limited to those of an environmental nature;

(i)

that it shall provide the Optionors with copies as they become available of all Engineering and Geological reports, maps, assays, and other data pertaining to the Property and any exploration or development work or examinations of said Property. The Optionors agree that all data, reports, records, and other information relating to the Property will be treated as confidential;

(j)

Until Closing or termination of this Agreement, the Optionee shall notify 2588111, 173714, or the Optionors, as soon as reasonably possible, of any situation or event resulting from the work he performed on the Property which might negatively impact the Property, and notify the Optionors, as soon as possible if the Optionee has any reason to believe the Property may be affected by an environmental or mining problem. In addition, the Optionee shall notify the Optionors as soon as reasonably possible of any visit or formal request by any governmental agency or regulatory authority to examine the Property;

(k)

That it shall immediately notify 2588111, 173714, or the Optionors upon becoming aware of any accident, damage, deficiency or defect in, on or under any part of the Property and of any claims made by any person or entity related thereto;

(l)

that it shall not disclose to any third party or to the public any information concerning the Property or the results of operations on the property without the express written consent of the Optionors, except as are necessary to abide with the Statutes and Regulations of the Provinces of British Columbia, Manitoba, Quebec or Canada or the TSX Venture Exchange. Notwithstanding, all press releases concerning the contractual arrangements between the Parties hereto shall require prior written approval by the Optionors with such approval to be given within a reasonable length of time;

(m)

that it will indemnify and hold harmless the Optionors, 2588111, and 173714 from and against any damage, claim, demand, loss, liability, cause of action, proceeding, judgment, recovery, deficiency, costs and expenses (including without limitation, interests, penalties and attorney's fees and disbursements and amounts paid in settlement) suffered or sustained by the Optionors, 2588111, or 173714, arising out of or relating to the Optionee's failure to duly perform, observe or fulfill and comply with this paragraph 3 or in relation to any work done on the Property up to Closing, unless caused by the fault of the Optionors.

4.

REPRESENTATIONS AND WARRANTIES OF THE OPTIONORS

4.01 As of the date of this Agreement, and at the Closing, each of the Optionors severally represents and warrants to the Optionee that:

(a)

he/she is the sole legal and beneficial owner of the shares set opposite his/her respective name on Schedule "A" attached hereto, and that 2588111 is the sole legal and beneficial owner of the shares of 173714;

(b)

his/her shares of 2588111 and the shares of 173714 have been validly issued and are outstanding as fully paid and non-assessable shares in the capital of 2588111 and 173714 respectively;

(c)

he/she has full power and authority to execute and deliver this Agreement;

(d)

neither the execution and delivery of this Agreement, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by any agreement to which he/she is a party; and

(e)

he/she will diligently and in good faith perform his/her duties and obligations under this Agreement.

4.02 The representations and warranties of the Optionors herein before set out form a part of this Agreement and are conditions upon which the Optionee has relied in entering into this Agreement and shall survive the execution of this Agreement.

4.03 The Optionors will, on a several basis, indemnify and save the Optionee harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by him/her, and the Optionors acknowledge that the Optionee has entered into this Agreement relying on the warranties and representations and other tewis and conditions of this Agreement and that no information which is now known to the Optionee or its officers, directly or through professional advisors, shall limit or extinguish the right to indemnity hereunder. The liability of each of the Optionors under this paragraph shall be prorated according to their ownership of shares in 2588111, and will be limited to the after tax amounts that have been paid to each of the Optionors under the terms of this Agreement. The Optionors' obligations to indemnify the Optionee under this paragraph shall expire at the end of the first year after the Closing.

5.

REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

5.01 As of the date of this Agreement, and at the Closing, the Optionee represents and warrants to the Optionors that:

(a)

it has been duly incorporated and validly exists as a corporation in good standing under the laws of the Province of British Columbia, and in each jurisdiction in which it carries on business or holds assets, is up-to-date in its corporate filings with all applicable regulatory authorities;

(b)

it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of, the Articles or the constating documents of the Optionee or any shareholders or directors resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound;

(c)

no proceedings are pending for, and the Optionee is unaware of any basis for the institution of any proceedings leading to, its dissolution or winding-up or placing it in bankruptcy or subject to any other laws governing the affairs of insolvent companies;

(d)

it has power and authority to carry on its business;

(e)

neither the execution and delivery of this Agreement, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by any agreement to which it is a party;

(f)

it will diligently and in good faith perform its duties and obligations under this Agreement;

(g)

the execution and delivery of this Agreement contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents;

(h)

the Optionee acknowledges having been provided by the Optionors, 2588111, and 173714 with a written description and divulgation of all past environmental issues associated with the Property, and being given free and unrestricted access to the counsel of 2588111 and 173714 to obtain all explanations that the Optionee saw fit in relation to said issues and any possible proceedings resulting therefrom, including but not limited to a proposed ordinance from the Minister of Natural Resources, Quebec (May 25, 2005) concerning the possible presence of tailings on the surface of the Property which has been provided to the Optionee;

(i)

there are no adverse claims or litigation in existence or pending against the Optionee that might adversely affect the Property.

5.02 The representations and warranties contained in paragraph 5.01 are provided for the exclusive benefit of the Optionors, and a breach of any one or more thereof may be waived by the Optionors in whole or in part at anytime without prejudice to their rights in respect of any other breach of the same or any other representation or warranty and the representations and warranties contained in paragraph 5.01 shall survive the execution of this Agreement.

5.03 The Optionee will indemnify and save the Optionors harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by the Optionee, and the Optionee acknowledges that the Optionors have entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known to the Optionors directly or through professional advisors, shall limit or extinguish the right to indemnity hereunder.

6.

CLOSING

6.01 At Closing, the Optionors shall deliver the Remaining Shares free and clear of all encumbrances together with executed stock transfers.

6.02 At Closing, the Optionors agree to make the following deliveries to the Optionee:

(a)

all corporate records and books of account of 2588111 and 173714 including, without limiting the generality of the foregoing, all minute books and accounting records;

(b)

a general release executed by the Optionors releasing 2588111 and 173714 from any and all claims that he/she may have against 2588111 and 173714;

(c)

the executed resignations of the remaining directors and officers of 2588111 and 173714;

(d)

a certified resolution of the directors of 2588111 and 173714 approving this Agreement and all transactions contemplated herein.

7.

NOTICE

7.01 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered or mailed by registered mail at the addresses first herein appearing and any notice given as aforesaid shall be deemed to have been delivered when delivered, or if mailed, to be delivered on the said business day after the date of mailing except in the event of postal disruption, when notice shall be delivered. Any party may, from time to time by notice in writing, change its address for the purpose of this paragraph.

8.

GOVERNING LAW

8.01 The terms of this Agreement shall be construed in accordance with the laws of the Province of Manitoba.

9.

ENUREMENT

9.01 This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, or successors as the case may be. This Agreement is not assignable by the Optionee without the prior written consent of the Optionors.

9.02 There shall be no joint ventures or similar arrangements made by the Optionee with regard to this Agreement or the Property without the prior written consent of the Optionors which consent shall not be unreasonably withheld.

10.

COMMISSIONS

10.01 The Optionors shall indemnify and save harmless the Optionee from and against all claims whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who has acted for, or purports to act for, the Optionors in connection with this Agreement.

10.02 The Optionee shall indemnify and save harmless the Optionors from and against any claims whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who has acted for, or purports to act for, the Optionee in connection with this Agreement.

11.

ADDITIONAL TERMS

11.01 Each of the parties hereto agree to execute such further and other deeds, documents and assurances and to do such further and other acts as may be necessary to carry out the true intent and meaning of this Agreement.

11.02 This Agreement shall supersede and replace any other pre-existing arrangements, whether oral or written between the parties hereto in respect of the subject matter of this Agreement.

11.03 This Agreement may be executed in several parts in the same form and such parts as so executed shall together form one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

11.04 Time is hereby expressly made of the essence with respect to the performance by the parties of their respective obligations under this Agreement.

11.05 Nothing contained in this Agreement shall cause a party to be a partner, agent or legal representative of any other party. It is intended that this Agreement shall not create the relationship of a partnership between the parties and that no act done by any party pursuant to the provisions hereof shall operate to create such a relationship. Without limiting the generality of the foregoing, the Optionee in its operations hereunder shall be deemed to be an independent contractor. The Optionee shall not act or hold itself out as agent for any of the parties nor make any commitments on behalf of any of the parties unless specifically permitted by this Agreement or directed in writing by a party.

11.06 Except where specifically stated to be in a different currency all reference to monies hereunder are to Canadian dollars and all payments to be made to any party hereunder may be made by wire transfer, certified cheque, or bank draft mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such party at such bank or banks in Canada as such party may designate from time to time by written notice. Said bank or banks shall be deemed to be the agent of the designating party for the purpose of receiving, collecting and receipting such payment.

11.07 The Optionors shall be entitled to payments made to them prorated according to their shareholdings in 2588111.

11.08 The headings of the Sections of this Agreement are for convenience only and do not form a part of this Agreement, nor are they intended to affect the construction of anything herein contained or govern the rights and liabilities of the parties.

11.09 This Agreement may not be changed orally but only by an agreement in writing, duly executed by the party or parties against which enforcement, waiver, change, modification or discharge is sought.

11.010 Words used herein importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders and vice versa, and words importing persons shall include firms and corporations.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

Schedule "A"

To the Agreement among the Shareholders of 2588111 Manitoba Ltd., Clifton Star
Resources Inc., 2588111 Manitoba Ltd., and 173714 Canada Inc. made as of the 30th day of November, 2009

Shareholders of 2588111 Manitoba Ltd.

John McFadzean

187,501 common shares

P.B. Smerchanski

187,501 common shares

Schedule "B"

To the Agreement among the Shareholders of 2588111 Manitoba Ltd., Clifton Star
Resources Inc., 2588111 Manitoba Ltd., and 173714 Canada Inc. made as of the
30th day of November, 2009

RELATED AGREEMENTS

Schedule "C"

To the Agreement among the Shareholders of 2588111 Manitoba Ltd., Clifton Star
Resources Inc., 2588111 Manitoba Ltd., and 173714 Canada Inc. made as of the
30th day of November, 2009

Property

The following as outlined in pink on the enclosed maps is the Property:

1.

The Donchester Mining Concession #384 in Quebec,

2.

The Hunter Mining Concession #442 in Quebec,

3.

Claim numbers C003231 and C003232 in Quebec, and

4.

10 "Eagle" Claims in Manitoba

Claim number and names —

W.11847 Eagle No.6

W.11851 Eagle No.10

W.11854 Eagle No.13

W.11855 Eagle No.14

W.11856 Eagle No.15

W.11857 Eagle No.16

W.11858 Eagle No.17

W.11861 Eagle No.20

W.11862 Eagle No.21

W.11863 Eagle No.22

Schedule "D"

To the Agreement among the Shareholders of 2588111 Manitoba Ltd., Clifton Star
Resources Inc., 2588111 Manitoba Ltd., and 173714 Canada Inc. made as of the 30th day of November, 2009

2% NET SMELTER RETURN

("2 % NSR")

TERMS AND CALCULATION OF PAYMENT

1.01 TIME AND MANNER OF PAYMENT

(a)

The 2% NSR payment shall be calculated and paid for each fiscal quarter of each calendar year during the term of this Agreement (a "quarter") (i.e., each succeeding three month period of a calendar year, the first quarter commencing on January 1st), commencing with the quarter (or the remainder thereof) in which the date of this Agreement falls. Subject as set out in subsection 1(b), the payment for each quarter shall be paid to 173714 by the Optionee by certified cheque, bank draft or wire transfer (in the sole and absolute discretion of 173714) in Canadian dollars, on or before the day that is thirty (30) days after the last day of each quarter. Any adjustment to the determination of any payment shall be made on the next scheduled 2% NSR payment date. All such payments and adjustment payments shall be delivered to 173714 in such manner as specified by 173714.

(b)

173714 shall have the right, in its sole and absolute discretion, to elect once every four quarters to receive, the 2% NSR payments in respect of Minerals in the physical product in kind in the form of Refined Metal, free and clear of all encumbrances, liens or rights of others. In order to receive payments in such physical product in kind, 173714 shall provide the Optionee with written notice to receive payment in the physical product in kind not less than sixty (60) days prior to the last day of the calendar quarter preceding the next four quarters for which the payments are to be paid to 173714 in kind. For greater certainty, if 173714 has not provided the Optionee with written notice to receive such payments in the physical product in kind, the Optionee shall pay, and 173714 shall receive, such payments in accordance with Section 1(a). The foregoing right of 173714 to receive such payments in the physical product in kind shall be subject to the following:

(i)

delivery of payment in kind shall be only to the account of 173714 at the Processor at which Minerals are refined or otherwise processed; and

(ii)

the Optionee should be given not less than the minimum prior notice of the exercise of such right by 173714 as contemplated in this Section 1(b) above, before being obliged to deliver such payment in kind in the form of Refined Metals.

(c)

At least sixty (60) days prior to commencing any mining of the Property and concurrently with the release of the annual report by the Optionee (or within sixty (60) days of the end of each calendar year in the circumstances that any party that is the Optionee is not obligated to issue an annual report), the Optionee shall deliver to 173714 a reasonably detailed and reasoned estimate specific to the Property of the proven and probable reserves of Minerals on, in or under the Property.

(d)

At the time each 2% NSR payment is paid to 173714, the Optionee shall prepare and deliver to 173714 a statement setting out in reasonable detail the manner in which such payment was calculated, including: (i) the quantities of Minerals sold or otherwise disposed of by the Optionee with respect to such quarter or the amount of Minerals produced and credited to the account of the Optionee for such quarter, as the case may be; (ii) the quantities of Minerals to which such payment is applicable; (iii) the calculation of the applicable Net Smelter Returns; (iv) the Spot Price and the Calculation Price for applicable Minerals, (v) the calculation of Interest accrued on such payment, if any; (vi) in the event of any commingling as contemplated in Section 2, a detailed summary of the determination by the Optionee of the quantity of Minerals commingled in accordance with Section 2 and subject to the 2% NSR payment; and (vii) in the case of any Minerals in the form of ores mined and stockpiled but not sold or processed by the Optionee during the previous quarter, the tonnage and location of such Minerals so stockpiled.

(e)

Notwithstanding the terms of any other provision in this Agreement, the Optionee shall not be obligated to make any payment before the Optionee has received possession of or been ccredited with Minerals, or been credited with the sale or other disposition of Minerals (but for greater certainty, shall be obligated to make such payment upon being credited with the sale or other disposition of Minerals, whether the Optionee is in receipt of payment or not).

(f)

173714 may object in writing to any statement or payment amount within twenty-four (24) months of the receipt by 173714 of the relevant statement in respect of such payment. If it is determined by agreement of the parties or by a court of competent jurisdiction that any payment has not been properly paid in full as provided herein, the Optionee shall pay interest the delinquent payment at a rate per annum of Prime plus 2% per annum, ("Interest"), commencing on the date on which such delinquent payment was properly due and continuing until the date on which 173714 receives payment in full of such delinquent payment and all accrued interest thereon. For the purposes of this subsection, Prime shall be determined as of the date on which such delinquent payment was properly due.

(g)

If it is determined by agreement of the parties or by a court of competent jurisdiction that any 2% NSR payment was overpaid, the Optionee shall be entitled to offset such amount against the next payment.

(h)

All 2% NSR payments, including Interest, if any, will be made subject to withholding or deduction on account of direct taxes and assessments or governmental charges imposed or levied on such payment by or on behalf of any Governmental Authority having power and jurisdiction to tax and for which the Optionee is obligated in law to withhold or deduct and remit to such Governmental Authority. The Optionee shall set out in the statement referred to in Section 1(d) any amount so withheld.

(i)

All payments shall be made without deduction or set off for costs of production, milling, smelting, processing, transportation, taxes or other expenses whatsoever, except as provided in this Agreement.

(j)

In the event that 173714 determines that it wishes to receive payments in the physical product in kind:

(i)

the Optionee shall direct any Processor that is the final refiner or other Processor of such Minerals to make the payment directly to the account of 173714 at the Processor (failing which, 173714 shall be entitled to make such direction); and

(ii)

the Optionee shall notify 173714 in writing at least three weeks prior to any change of such Processor.

(k)

All tailings, waste rock or other waste products resulting from the mining, milling or other, processing of ores derived from the Property after the date of this Agreement, and the terms of this Agreement, including the provisions in respect of commingling, shall be included for the purposes of calculating the 2% NSR, if such tailings, waste rock or other waste products are processed in the future resulting in the production of Minerals therefrom.

2.01 COMMINGLING

(a)

Subject to subsection 2(b) below, the Optionee shall be entitled to commingle Minerals from the Property and from any other properties owned or leased by the Optionee, during the stockpiling, milling (concentrating), smelting, refining, minting or further processing of Minerals produced from the Property, but, for Greater certainty, not at any time prior to or during the mining phase of production.

(b)

Before any Minerals are commingled with ores or minerals from any other properties, including stockpiling, the Minerals shall be measured and sampled in accordance with standard mining and metallurgical practices. Representative samples of the Minerals shall be retained by the Optionee and assays and appropriate analyses of these samples shall be made before commingling to determine metal, mineral, water and other appropriate content of the Minerals. From this information, the Optionee shall determine the quantity of the Minerals subject to the 2% NSR notwithstanding that the Minerals have been commingled with ores or minerals from other properties. Absent objection made by 173714 pursuant to Section 1(f), the Optionee may dispose of the materials and data required to be produced and kept by this Section after a period of six (6) years from the date such materials and data are produced.

3.01  HEDGING TRANSACTIONS

All profits, losses and expenses resulting from the Optionee engaging in any commodity futures trading, option trading, metals trading, metal loans, and any other hedging transactions or any combination thereof (collectively "Hedging Transactions") are specifically excluded from calculations of the 2% NSR payments pursuant to this Agreement. All Hedging Transactions shall be for the Optionee's sole account and shall not affect the calculation and payment to 173714 of the 2% NSR payment which shall be calculated and paid in accordance with Section 1 without regard for any Hedging Transactions.

4.01  STOCKPILING

Subject to subsections 1(d)(vii) and 2 of this Agreement, the Optionee or operator shall be entitled to temporarily stockpile, store or place ores or mined rock containing Minerals produced from the Property in any locations owned, leased or otherwise controlled by the Optionee or its affiliates or the Processor on or off the Property, provided the same are appropriately identified as to ownership and origin and secured from loss, theft, tampering and contamination.

5.01  BOOKS; RECORDS; INSPECTIONS

(a)

the Optionee shall keep true, complete and accurate books and records of all of its operations and activities with respect to the Property, including the mining of Minerals therefrom and the mining, treatment, processing, refining and transportation of Minerals, prepared in accordance with Canadian generally accepted accounting principals. Subject to complying with the confidentiality provisions of this Agreement, 173714 and/or its authorized representatives shall be entitled, upon delivery of three (3) Business Days' advance notice, and during the normal business hours of the Optionee, to perform audits or other reviews and examinations of the Optionee's books and records relevant to the calculation and payment of the 2% NSR pursuant to this Agreement no more than once per calendar year to confirm compliance with the terms of this Agreement, including without limitation, calculations of Net Smelter Returns. Without limiting the generality of the foregoing, 173714 shall have the right to audit all invoices and other records relating to the transportation of Minerals from the Property to any mill, refinery or other Processor at which Minerals from the Property may be milled, smelted, concentrated, refined or otherwise treated or processed, and relating to the transportation of Minerals in the form of concentrates, dore, slag or other waste products from any mill at which Minerals from the Property may be milled, to a Processor. 173714 shall diligently complete any audit or other examination permitted hereunder. All expenses of any audit or other examination permitted hereunder shall be paid by 173714, unless the results of such audit or other examination permitted hereunder disclose a deficiency in respect of any payments paid to 173714 hereunder in respect of the period being audited or examined in an amount greater than 5% of the amounts properly payable with respect to such period, in which event all expenses of such audit or other examination shall be paid by the Optionee.

(b)

In performing such audit 173714 and/or its agents shall have reasonable access to all sampling, assay, weighing, and production records, including all mining, stockpile and milling records of the Optionee relating to the Property and any Minerals derived from the Property (and 173714 shall be allowed to make notes or a photocopy thereof), all of which such records shall be kept and retained by the Optionee or operator of the Property in accordance with good mining industry practice for the period of retention set out in Section 2.

6.01   RIGHTS TO MONITOR PROCESSING OF MINERALS

Subject at all times to the workplace rules and supervision of the Optionee, and provided any rights of access do not interfere with any exploration, development, mining or milling work conducted on the Property or at any mill at which Minerals from the Property may be processed, 173714 shall at all reasonable times and upon reasonable notice, and at its sole risk and expense, have (a) a right of access by its representatives to the Property and to any mill used by the Optionee to process Minerals derived from the Property (provided that in the event such mill is not owned or controlled by the Optionee, such right of access shall only be the same as any such right of access of the Optionee, and (b) the right (i) to monitor the Optionee's stockpiling and milling of ore or Minerals derived from the Property and to take samples from the Property or any stockpile or from any mill or Processor (if not prohibited under any contract between the Optionee and any such Processor) for purposes of assay verifications; and (ii) to weigh or to cause the Optionee to weigh all trucks transporting Minerals from the Property to any mill processing Minerals from the Property prior to dumping of such ore and immediately following such dumping.

Schedule B to an Amendment to an Agreement made as of the 14th day of September, 2012 among the Shareholders of 2588111 Manitoba Ltd., Clifton Star Resources Inc., 2588111 Manitoba Ltd., and 173714 Canada Inc.

Amendment to an Agreement made as of the 14th day of September, 2012

AMONG:

Rhonda Smerchanski, the Sole Shareholder of 2699681 Canada Ltd. ("2699681"), of 2147 Portage Avenue, Winnipeg, Manitoba, R3J OL4 (the "Optionor")

AND

Clifton Star Resources Inc. having its registered office at 217-1040 Avenue Belvedere, City of Quebec, Quebec, GIS 3G3 (the "Optionee")

AND

Eldorado Gold Mines Inc. having its registered office at 2147 Portage Avenue, Winnipeg, Manitoba, R3J OL4 ("Eldorado")

WHEREAS the Parties hereto entered into an Agreement dated November 30k", 2009 (hereinafter referred to as the "Original Agreement") which enabled the Optionee to acquire options to purchase all of the issued and outstanding shares in 2699681, and which Original Agreement is attached as Schedule A.

AND WHEREAS the Optionee has purchased 10% of the shares in the capital stock of 2699681 under the terms of the Original Agreement, and 10% of the shares in the capital stock of 2588111 Manitoba Ltd. and Beattie Gold Mines Ltd. under the terms of the Related Agreements (hereinafter referred to as the "Related Agreements") that the Optionee had signed with the shareholders of 2588111 Manitoba Ltd. and Beattie Gold Mines Ltd. to acquire options to purchase the shares in that company.

AND WHEREAS the Related Agreements are incorporated in the Original Agreement.

AND WHEREAS concurrently with this Amendment, the Related Agreements are being amended and these Amendments (hereinafter referred to as the "Amendments to the Related Agreements") are attached as Schedule B.

AND WHEREAS the Optionee is unable to re-option the purchase of the remaining 90% of the shares (hereinafter referred to as the "Remaining Shares") under the terms of the Original Agreement for a non-refundable payment of Four Million Four Hundred Thousand ($4,400.000) Dollars on or before December 1, 2012, but wishes to renegotiate the option to buy the shares from the Optionors.

AND in consideration of $1.00 paid by each party to this Agreement to the other, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants and agreements contained herein, the parties hereto agree to re-option the purchase of the shares under the same terms and conditions as the Original Agreement subject to the following changes:

1. OPTION AND EXERCISE

1.01 Provided that the Optionee is not in default of any of its obligations under the Original Agreement and this Amendment or under the Related Agreements and their Amendments, then the Optionee shall have the option to purchase the Remaining Shares from the Optionor on or before December 1, 2012 in consideration of a payment of Ten Million Four Hundred Thousand ($10,400,000) Dollars and the issue of Fifty Thousand (50,000) Shares in Clifton Star Resources Inc. to the Optionor at which time the Remaining Shares shall be transferred and delivered by the Optionor to the Optionee (the "Closing") free and clear of all encumbrances.

1.02 Provided that the Optionee chooses not to exercise its option under paragraph 1.01, and the Optionee is not in default of any of its obligations under the Original Agreement and this Amendment or under the Related Agreements and their Amendments, the Optionee may elect to re-option on or before December 1, 2012 the purchase of the Remaining Shares in consideration of a non-refundable payment of Four Hundred Thousand ($400,000) Dollars and the issue of Fifty Thousand (50,000) Shares in Clifton Star Resources Inc. to the Optionor. This new option may be exercised to purchase the Remaining Shares on or before December 1, 2014 in consideration of a payment of Ten Million ($10,000,000) Dollars to the Optionor at which time the Remaining Shares shall be transferred and delivered by the Optionor to the Optionee (the "Closing") free and clear of all encumbrances.

1.03 Provided that the Optionee has paid the consideration for the re-option in paragraph 1.02, but chooses not to exercise its option under paragraph 1.02, and the Optionee is not in default of any of its obligations under the Original Agreement and this Amendment or under the Related Agreements and their Amendments, the Optionee may elect to re-option on or before December 1, 2014 the purchase of the Remaining Shares in consideration of a non-refundable payment of Two Million ($2,000,000) Dollars to the Optionor. This new option may be exercised to purchase the Remaining Shares on or before December 1, 2015 in consideration of a payment of Eight Million Twelve-Thousand and Five Hundred($8,012,500) Dollars to the Optionor at which time the Remaining Shares shall be transferred and delivered by the Optionor to the Optionee (the "Closing") free and clear of all encumbrances.

1.04 Provided that the Optionee has paid the consideration for the re-options in paragraphs 1.02 and 1.03, but chooses not to exercise its options under those paragraphs, and the Optionee is not in default of any of its obligations under the Original Agreement and this Amendment or under the Related Agreements and their Amendments, the Optionee may elect to re-option on or before December 1, 2015 the purchase of the Remaining Shares in consideration of a non-refundable payment of Two Million ($2,000,000) Dollars to the Optionor. This new option may be exercised to purchase the Remaining Shares on or before December 1, 2016 in consideration of a payment of Six Million and Twenty-Five Thousand ($6,025,000) Dollars to the Optionor at which time the Remaining Shares shall be transferred and delivered by the Optionor to the Optionee (the "Closing") free and clear of all encumbrances.

1.05 Provided that the Optionee has paid the consideration for the re-options in paragraphs 1.02, 1.03, and 1.04, but chooses not to exercise its options under those paragraphs, and the Optionee is not in default of any of its obligations under the Original Agreement and this Amendment or under the Related Agreements and their Amendments, the Optionee may elect to re-option on or before December 1, 2016 the purchase of the Remaining Shares in consideration of a non-refundable payment of Three Million ($3,000,000) Dollars to the Optionor. This new option may be exercised to purchase the Remaining Shares on or before December 1, 2017 in consideration of a payment of Three Million Thirty-Seven Thousand and Five Hundred ($3,037,500) Dollars to the Optionor at which time the Remaining Shares shall be transferred and delivered by the Optionor to the Optionee (the "Closing") free and clear of all encumbrances.

2. TERMINATION

The first time that the Optionee fails to make any of the payments to renew an option described in paragraphs 1.01, 1.02, 1.03, 1.04, or 1.05, or paragraph 5 or, in the event that paragraph 4 hereof takes effect, in paragraphs 4(i), (ii), and (iii), the Original Agreement and this Amendment shall automatically terminate without any further action by the Optionor. In the event that the Optionee is in breach of any of its obligations under the Original Agreement or this Amendment, in its sole discretion, the Optionor shall have 90 days from the date that the Optionor become aware of a breach of any of the obligations in which to terminate the Original Agreement and this Amendment by giving written advice to the Optionee of its decision to so terminate the Original Agreement and this Amendment. In the event of said termination, the Optionee shall comply with all of its other obligations described in the Original Agreement and subject to the shares already transferred to it, shall have no further interest in the Shares or the Property. In applying the terms of this paragraph, a reference to Optionee shall be taken to include a Newco as defined in paragraph 4 hereof in the event that a merger occurs and paragraph 4 takes effect.

3.  OSISKO PAYMENT

Should the Optionee obtain funding from Osisko Gold Mines Inc. (hereinafter referred to as "Osisko") under the terms of an agreement that was signed between them in 2009, the Optionee shall pay the Optionor 10% of the funds that have been received by the Optionee from Osisko. The money shall be paid to the Optionor within 10 days of its receipt by the Optionees from Osisko, and shall be a non-refundable deposit to be applied toward either the cost of the next re-option payment or to the purchase cost of the Remaining Shares whichever occurs first. The Optionee shall not otherwise have any right to a return of the deposit nor any credit for the deposit.

4.   CHANGE OF CONTROL / MERGER OF THE OPTIONEE

In the event that there is (1) an acquisition of control of the Optionee (meaning the acquisition of the ownership of greater than 50% of the issued and outstanding shares of the Optionee having voting rights) by any individual, corporation, or other entity, or by any group of individuals, corporations and/ or other entities whose members are not at arm's length within the meaning of that term in the Income Tax Act (Canada) or (2) a merger of any kind between the Optionee and one or more other corporations, thereafter paragraphs 1.02, 1.03, 1.04, and 1.05 shall cease to apply, and thereafter the following terms shall apply and be binding upon the Optionee or the newly merged corporation ("Newco"), as the case may be, and upon the Optionor:

(i). If the change of control or the merger occurs prior to December 1, 2014, and provided that the Optionee has paid the consideration for the re-option in paragraph 1.02, but has not yet exercised its option under paragraph 1.02, and the Optionee is not in default of any of their obligations under the Original Agreement and this Amendment or under the Related Agreements and their Amendments, in that case:

a.)  The Optionor shall be entitled to keep all consideration that has previously been paid to them including the consideration for the re-option under paragraph 1.02, and

b.)  The Optionee or Newco as the case may be, may elect to re-option the purchase of the Remaining Shares in consideration of a non-refundable payment to the Optionor of Four Million ($4,000,000) Dollars which payment shall be payable within 30 days of the date of the change of control or the date of the closing of the merger as the case may be. This new option may be exercised to purchase the Remaining Shares on or before December 1, 2015 in consideration of a payment of Six Million Twelve Thousand and Five Hundred ($6,012,500) Dollars to the Optionor at which time the Remaining Shares shall be transferred and delivered by the Optionor to either the Optionee or Newco free and clear of all encumbrances.

(ii). If the change of control or the merger occurs after November 30, 2014 and prior to December 1, 2015, and provided that the Optionee has paid the consideration for the re-option in paragraphs 1.02 and 1.03, but has not yet exercised its options under those paragraphs, and the Optionee is not in default of any of their obligations under the Original Agreement and this Amendment or under the Related Agreements and their Amendments, in that case:

a.)  The Optionor shall be entitled to keep all consideration that has previously been paid to them including the consideration for the re-options under paragraphs 1.02 and 1.03, and

b.)  The Optionee or Newco as the case may be, may elect to re-option the purchase of the Remaining Shares in consideration of a non-refundable payment to the Optionor of Five Million ($5,000,000) Dollars which payment shall be payable within 30 days of the date of the change of control or the date of the closing of the merger as the case may be, or on December 1, 2015 whichever date comes earlier. This new option may be exercised to purchase the Remaining Shares on or before December 1, 2015 in consideration of a payment of Three Million Twenty-Five Thousand ($3,025,000) Dollars to the Optionor at which time the Remaining Shares shall be transferred and delivered by the Optionor to either the Optionee or Newco free and clear of all encumbrances.

(iii). If the change of control or the merger occurs after November 30, 2015 provided that the Optionee has paid the consideration for the re-option in paragraphs 1.02, 1.03 and 1.04, but has not yet exercised its options under those paragraphs, and the Optionee is not in default of any of their obligations under the Original Agreement and this Amendment or under the Related Agreements and their Amendments, in that case:

a.)  The Optionor shall be entitled to keep all consideration that has previously been paid to them including the consideration for the re-options under paragraphs 1.02, 1.03, and 1.04, and

b.)  The Optionee or Newco as the case may be, may elect to purchase the Remaining Shares in consideration of the payment of Six Million Thirty-Seven Thousand and Five Hundred ($6,037,500) Dollars to the Optionor which payment shall be payable within 30 days of the date of the change in control or the merger as the case may be, at which time the Remaining Shares shall be transferred and delivered by the Optionor to the Optionee or Newco free and clear of all encumbrances.

In the event of either an acquisition of control or a merger as outlined in this paragraph, the Optionee or Newco, as the case may be, shall not be entitled to rely on the Force Majeure as outlined herein below.

5.   FORCE MAJEURE

Subsequent to January 1, 2013, if there is a delay in obtaining a permit of a material nature that delays the ability of the Optionee to develop the Property and the mine, and provided that the Optionee has acted in good faith and has diligently pursued the permitting process, the Optionee may invoke Force Majeure by delivering written notice to the Optionor, Rhonda Smerchanski at 2147 Portage Avenue, Winnipeg, Manitoba R3J OL4, and the option renewal obligations under this Amendment will be suspended until such delay is over. Once the delay is over and the Force Majeure is no longer in effect, the option renewal dates shall revert to those outlined under paragraph 1. All payments required to renew each successive option that were suspended during the period of Force Majeure (even if the time for exercising any such option expired during the period of Force Majeure without the Optionee having had the opportunity to exercise it) shall immediately become due and payable within 10 days of the end of the Force Majeure event. In order to keep the option valid, cumulative events of Force Majeure shall not amount to more that 18 months during the option period.

6.  ARBITRATION FOR FORCE MAJEURE

Should the Optionor be of the opinion that there is not a valid reason for Force Majeure or that the Force Majeure is being abused by the Optionee under the terms of paragraph 5, both parties agree to submit to arbitration under the terms of the Arbitration Act of Manitoba, and three arbitrators shall be appointed. In any event, only the question of the validity of the Force Majeure is to be decided by Arbitration. Should this question go to Arbitration, the Optionor shall give written notice to the Optionee of its intention to proceed to arbitration together with the name of its nominee to the arbitration board. The Optionee shall then have five (5) working days to notify the Optionor of its appointee to the arbitration board. The two appointed board members shall then have five (5) working days in which to agree upon and appoint a third member to the arbitration board, which member shall be the president of the board. Failing agreement by the two appointees on a third appointee, the appointment shall be made by the Court of Queen's Bench of Manitoba. The decision of the arbitration shall be final and binding on the parties hereto, and each party shall bear the cost of the arbitrator that it has appointed and half the cost of the expenses of the third appointed arbitrator.

7.

ASSIGNMENT

Neither the Original Agreement nor this Amendment is assignable by the Optionee without the prior written consent of the Optionor. There shall be no joint ventures or similar arrangements made by the Optionee with regard to these Agreements or to the Property without the prior written consent of the Optionor which consent shall not be unreasonably withheld.

8.

TIME IS OF THE ESSENCE

Time is of the essence in all aspects and provisions of the Original Agreement and this Amendment.

9.

GOVERNING LAW

This Amendment shall be governed by the Laws of the Province of Manitoba.

IN WITNESS WHEREOF this Amendment to an Agreement has been executed by the parties hereto as of the day and year first above written.

______________________________________

_____________________________________

Rhonda Smerchanski ,

Witness

Sole Shareholder of 2699681 Canada Ltd.

Per:

____________________________

Clifton Star Resources Inc.

Per:

____________________________

Eldorado Gold Mines Ltd.

Schedule B to an Amendment to an Agreement made as of the 14th day of September, 2012 among the Shareholders of 2588111 Manitoba Ltd., Clifton Star Resources Inc., 2588111 Manitoba Ltd., and 173714 Canada Inc.

Amendment to an Agreement made as of the 14th day of September, 2012

AMONG:

The Shareholders of Beattie Gold Mines Ltd., all of 2147 Portage Avenue, Winnipeg, Manitoba, R3J 0L4 (the "Optionors")

AND

Clifton Star Resources Inc. having its registered office at 217-1040 Avenue Belvedere, City of Quebec, Quebec, G1S 3G3 (the "Optionee")

AND

Beattie Gold Mines Ltd. having its registered office at 2147 Portage Avenue, Winnipeg, Manitoba, R3J 0L4 ("Beattie")

WHEREAS the Parties hereto entered into an Agreement dated November 30th, 2009 (hereinafter referred to as the "Original Agreement") which enabled the Optionee to acquire options to purchase all of the issued and outstanding shares in Beattie, and which Original Agreement is attached as Schedule A.

AND WHEREAS the Optionee has purchased 10% of the shares in the capital stock of Beattie under the terms of the Original Agreement, and 10% of the shares in the capital stock of 2699681 Canada Ltd. under the terms of a Related Agreement (hereinafter referred to as the "Related Agreement") that the Optionee had signed with the shareholders of 2699681 Canada Ltd. to acquire options to purchase the shares in that company.

AND WHEREAS the Related Agreement is incorporated in the Original Agreement.

AND WHEREAS concurrently with this Amendment, the Related Agreement is being amended and this Amendment (hereinafter referred to as the "Amendment to the Related Agreement") is attached as Schedule B.

AND WHEREAS the Optionee is unable to re-option the purchase of the remaining 90% of the shares (hereinafter referred to as the "Remaining Shares") under the terms of the Original Agreement for a non-refundable payment of Eight Million Eight Hundred Thousand ($8,800.000) Dollars on or before December 1, 2012, but wishes to renegotiate the option to buy the shares from the Optionors.

AND in consideration of $1.00 paid by each party to this Agreement to the other, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants and agreements contained herein, the parties hereto agree to re-option the purchase of the shares under the same terms and conditions as the Original Agreement subject to the following changes:

1. OPTION AND EXERCISE

1.01 Provided that the Optionee is not in default of any of its obligations under the Original Agreement and this Amendment or under the Related Agreement and its Amendment, then the Optionee shall have the option to purchase the Remaining Shares from the Optionors on or before December 1, 2012 in consideration of a payment of Twenty Million Eight Hundred Thousand ($20,800,000) Dollars and the issue of One Hundred Thousand (100,000) Shares in Clifton Star Resources Inc. to the Optionors at which time the Remaining Shares shall be transferred and delivered by the Optionors to the Optionee (the "Closing") free and clear of all encumbrances.

1.02 Provided that the Optionee chooses not to exercise its option under paragraph 1.01, and the Optionee is not in default of any of its obligations under the Original Agreement and this Amendment or under the Related Agreement and its Amendment, the Optionee may elect to re-option on or before December 1, 2012 the purchase of the Remaining Shares in consideration of a non-refundable payment of Eight Hundred Thousand ($800,000) Dollars and the issue of One Hundred Thousand (100,000) Shares in Clifton Star Resources Inc. to the Optionors. This new option may be exercised to purchase the Remaining Shares on or before December 1, 2014 in consideration of a payment of Twenty Million ($20,000,000) Dollars to the Optionors at which time the Remaining Shares shall be transferred and delivered by the Optionors to the Optionee (the "Closing") free and clear of all encumbrances.

1.03 Provided that the Optionee has paid the consideration for the re-option in paragraph 1.02, but chooses not to exercise its option under paragraph 1.02, and the Optionee is not in default of any of its obligations under the Original Agreement and this Amendment or under the Related Agreement and its Amendment, the Optionee may elect to re-option on or before December 1, 2014 the purchase of the Remaining Shares in consideration of anon-refundable payment of Four Million ($4,000,000) Dollars to the Optionors. This new option may be exercised to purchase the Remaining Shares on or before December 1, 2015 in consideration of a payment of Sixteen Million and Twenty-Five Thousand ($16,025,000) Dollars to the Optionors at which time the Remaining Shares shall be transferred and delivered by the Optionors to the Optionee (the "Closing") free and clear of all encumbrances.

1.04 Provided that the Optionee has paid the consideration for the re-options in paragraphs 1.02 and 1.03, but chooses not to exercise its options under those paragraphs, and the Optionee is not in default of any of its obligations under the Original Agreement and this Amendment or under the Related Agreement and its Amendment, the Optionee may elect to re-option on or before December 1, 2015 the purchase of the Remaining Shares in consideration of a non-refundable payment of Four Million ($4,000,000) Dollars to the Optionors. This new option may be exercised to purchase the Remaining Shares on or before December 1, 2016 in consideration of a payment of Twelve Million and Fifty Thousand ($12,050,000) Dollars to the Optionors at which time the Remaining Shares shall be transferred and delivered by the Optionors to the Optionee (the "Closing") free and clear of all encumbrances.

1.05 Provided that the Optionee has paid the consideration for the re-options in paragraphs 1.02, 1.03, and 1.04, but chooses not to exercise its options under those paragraphs, and the Optionee is not in default of any of its obligations under the Original Agreement and this Amendment or under the Related Agreement and its Amendment, the Optionee may elect to re-option on or before December 1, 2016 the purchase of the Remaining Shares in consideration of a non-refundable payment of Six Million ($6,000,000) Dollars to the Optionors. This new option may be exercised to purchase the Remaining Shares on or before December 1, 2017 in consideration of a payment of Six Million Seventy-Five Thousand ($6,075,000) Dollars to the Optionors at which time the Remaining Shares shall be transferred and delivered by the Optionors to the Optionee (the "Closing") free and clear of all encumbrances.

2.

TERMINATION

The first time that the Optionee fails to make any of the payments to renew an option described in paragraphs 1.01, 1.02, 1.03, 1.04, or 1.05, or paragraph 5 or, in the event that paragraph 4 hereof takes effect, in paragraphs 4(i), (ii), and (iii), the Original Agreement and this Amendment shall automatically terminate without any further action by the Optionors. In the event that the Optionee is in breach of any of its obligations under the Original Agreement or this Amendment, in its sole discretion, the Optionors shall have 90 days from the date that the Optionors become aware of a breach of any of the obligations in which to terminate the Original Agreement and this Amendment by giving written advice to the Optionee of its decision to so terminate the Original Agreement and this Amendment. In the event of said termination, the Optionee shall comply with all of its other obligations described in the Original Agreement and subject to the shares already transferred to it, shall have no further interest in the Shares or the Property. In applying the terms of this paragraph, a reference to Optionee shall be taken to include a Newco as defined in paragraph 4 hereof in the event that a merger occurs and paragraph 4 takes effect.

3.

OSISKO PAYMENT

Should the Optionee obtain funding from Osisko Gold Mines Inc. (hereinafter referred to as "Osisko") under the terms of an agreement that was signed between them in 2009, the Optionee shall pay the Optionor 20% of the funds that have been received by the Optionee from Osisko. The money shall be paid to the Optionors within 10 days of its receipt by the Optionees from Osisko, and shall be a non-refundable deposit to be applied toward either the cost of the next re-option payment or to the purchase cost of the Remaining Shares whichever occurs first. The Optionee shall not otherwise have any right to a return of the deposit nor any credit for the deposit.

4.

CHANGE OF CONTROL / MERGER OF THE OPTIONEE

In the event that there is (1) an acquisition of control of the Optionee (meaning the acquisition of the ownership of greater than 50% of the issued and outstanding shares of the Optionee having voting rights) by any individual, corporation, or other entity, or by any group of individuals, corporations and/ or other entities whose members are not at arm's length within the meaning of that term in the Income Tax Act (Canada) or (2) a merger of any kind between the Optionee and one or more other corporations, thereafter paragraphs 1.02, 1.03, 1.04, and 1.05 shall cease to apply, and thereafter the following terms shall apply and be binding upon the Optionee or the newly merged corporation ("Newco"), as the case may be, and upon the Optionors:

(i). If the change of control or the merger occurs prior to December 1, 2014, and provided that the Optionee has paid the consideration for the re-option in paragraph 1.02, but has not yet exercised its option under paragraph 1.02, and the Optionee is not in default of any of their obligations under the Original Agreement and this Amendment or under the Related Agreement and its Amendment, in that case:

a.)  The Optionors shall be entitled to keep all consideration that has previously been paid to them including the consideration for the re-option under paragraph 1.02, and

b.)  The Optionee or Newco as the case may be, may elect to re-option the purchase of the Remaining Shares in consideration of a non-refundable payment to the Optionors of Eight Million ($8,000,000) Dollars which payment shall be payable within 30 days of the date of the change of control or the date of the closing of the merger as the case may be. This new option may be exercised to purchase the Remaining Shares on or before December 1, 2015 in consideration of a payment of Twelve Million Twenty-Five Thousand ($12,025,000) Dollars to the Optionors at which time the Remaining Shares shall be transferred and delivered by the Optionors to either the Optionee or Newco free and clear of all encumbrances.

(ii). If the change of control or the merger occurs after November 30, 2014 and prior to December 1, 2015, and provided that the Optionee has paid the consideration for the re-option in paragraphs 1.02 and 1.03, but has not yet exercised its options under those paragraphs, and the Optionee is not in default of any of their obligations under the Original Agreement and this Amendment or under the Related Agreement and its Amendment, in that case:

a.)  The Optionors shall be entitled to keep all consideration that has previously been paid to them including the consideration for the re-options under paragraphs 1.02 and 1.03, and

b.)  The Optionee or Newco as the case may be, may elect to re-option the purchase of the Remaining Shares in consideration of a non-refundable payment to the Optionors of Ten Million ($10,000,000) Dollars which payment shall be payable within 30 days of the date of the change of control or the date of the closing of the merger as the case may be, or on December 1, 2015 whichever date comes earlier. This new option may be exercised to purchase the Remaining Shares on or before December 1, 2015 in consideration of a payment of Six Million Fifty Thousand ($6,050,000) Dollars to the Optionors at which time the Remaining Shares shall be transferred and delivered by the Optionors to either the Optionee or Newco free and clear of all encumbrances.

(iii). If the change of control or the merger occurs after November 30, 2015 provided that the Optionee has paid the consideration for the re-option in paragraphs 1.02, 1.03 and 1.04, but has not yet exercised its options under those paragraphs, and the Optionee is not in default of any of their obligations under the Original Agreement and this Amendment or under the Related Agreement and its Amendment, in that case:

a.)  The Optionors shall be entitled to keep all consideration that has previously been paid to them including the consideration for the re-options under paragraphs 1.02, 1.03, and 1.04, and

b.)  The Optionee or Newco as the case may be, may elect to purchase the Remaining Shares in consideration of the payment of Twelve Million Seventy-Five Thousand ($12,075,000) Dollars to the Optionors which payment shall be payable within 30 days of the date of the change in control or the merger as the case may be, at which time the Remaining Shares shall be transferred and delivered by the Optionors to the Optionee or Newco free and clear of all encumbrances.

In the event of either an acquisition of control or a merger as outlined in this paragraph, the Optionee or Newco, as the case may be, shall not be entitled to rely on the Force Majeure as outlined herein below.

5.

FORCE MAJEURE

Subsequent to January 1, 2013, if there is a delay in obtaining a permit of a material nature that delays the ability of the Optionee to develop the Property and the mine, and provided that the Optionee has acted in good faith and has diligently pursued the permitting process, the Optionee may invoke Force Majeure by delivering written notice to the Optionors do Rhonda Smerchanski at 2147 Portage Avenue, Winnipeg, Manitoba R3J 0L4, and the option renewal obligations under this Amendment will be suspended until such delay is over. Once the delay is over and the Force Majeure is no longer in effect, the option renewal dates shall revert to those outlined under paragraph 1. All payments required to renew each successive option that were suspended during the period of Force Majeure (even if the time for exercising any such option expired during the period of Force Majeure without the Optionee having had the opportunity to exercise it) shall immediately become due and payable within 10 days of the end of the Force Majeure event. In order to keep the option valid, cumulative events of Force Majeure shall not amount to more that 18 months during the option period.

6.  ARBITRATION FOR FORCE MAJEURE

Should the Optionors be of the opinion that there is not a valid reason for Force Majeure or that the Force Majeure is being abused by the Optionee under the terms of paragraph 5, both parties agree to submit to arbitration under the terms of the Arbitration Act of Manitoba, and three arbitrators shall be appointed. In any event, only the question of the validity of the Force Majeure is to be decided by Arbitration. Should this question go to Arbitration, the Optionors shall give written notice to the Optionee of its intention to proceed to arbitration together with the name of its nominee to the arbitration board. The Optionee shall then have five (5) working days to notify the Optionors of its appointee to the arbitration board. The two appointed board members shall then have five (5) working days in which to agree upon and appoint a third member to the arbitration board, which member shall be the president of the board. Failing agreement by the two appointees on a third appointee, the appointment shall be made by the Court of Queen's Bench of Manitoba. The decision of the arbitration shall be final and binding on the parties hereto, and each party shall bear the cost of the arbitrator that it has appointed and half the cost of the expenses of the third appointed arbitrator.

7.

ASSIGNMENT

Neither the Original Agreement nor this Amendment is assignable by the Optionee without the prior written consent of the Optionors. There shall be no joint ventures or similar arrangements made by the Optionee with regard to these Agreements or to the Property without the prior written consent of the Optionors which consent shall not be unreasonably withheld.

8.

TIME IS OF THE ESSENCE

Time is of the essence in all aspects and provisions of the Original Agreement and this Amendment.

9.

GOVERNING LAW

This Amendment shall be governed by the Laws of the Province of Manitoba.

IN WITNESS WHEREOF this Amendment to an Agreement has been executed by the parties hereto as of the day and year first above written.

______________________________________

_______________________________

Rhonda Smerchanski for and on behalf of all

Witness

The Shareholders of Beattie Gold Mines. Ltd.

Per:

________________________________

Clifton Star Resources Inc.

Per:

________________________________

Beattie Gold Mines Ltd.